EXHIBIT 99.1

Harvard Bioscience Reports First Quarter 2019 Financial Results

Reports both GAAP and adjusted non-GAAP revenue of $28.2 million, an increase of 5% and 2%, respectively

HOLLISTON, Mass., May 02, 2019 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO), or the Company, a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported its financial results for the quarter ended March 31, 2019.

“During the quarter, we continued to drive solid operational excellence and cost synergies resulting in gross margin expansion,” said Jeffrey A. Duchemin, President and Chief Executive Officer. “While our top line results came in within the range of our previous guidance, we experienced weaker demand from our customers particularly in Europe.”

Mr. Duchemin added, “In the quarter, we saw a greater than expected impact on sales from uncertainty in the market, specifically around Brexit, China tariffs, and the funding impact of the U.S. government shutdown.”

Mr. Duchemin concluded, “Despite a slower start, we remain optimistic about our prospects of achieving additional synergies and cross-selling opportunities in the future.”

First Quarter Results

Revenue, as measured under generally accepted accounting principles, or GAAP, for the three months ended March 31, 2019 was $28.2 million, an increase of approximately 5%, or $1.4 million, compared to revenue of $26.8 million for the three months ended March 31, 2018.

Revenue, on a non-GAAP basis, which includes revenue generated by Denville Scientific, Inc., or Denville, for the periods presented prior to its sale, and excludes purchase accounting adjustments, was $28.2 million for the three months ended March 31, 2019, an increase of approximately 2%, or $0.5 million, compared to revenue of $27.7 million for the three months ended March 31, 2018.  For a reconciliation between GAAP and non-GAAP revenue and changes in revenues, refer to Exhibit 4 below.

Net loss, as measured under GAAP, was $2.4 million, or $0.06 per diluted share, for the three months ended March 31, 2019, compared to a loss of $4.1 million, or $0.11 per diluted share, for the same quarter in 2018.  The net loss for the three months ended March 31, 2018 was comprised of a $0.7 million loss from continuing operations and a $0.3 million loss from discontinued operations.

Included in the GAAP net loss for the three months ended March 31, 2018 are purchase accounting expenses related to the Data Sciences International, or DSI, acquisition, transaction costs related to the DSI acquisition and Denville sale, all of which are partially offset by the gain on sale of Denville reported in discontinued operations.

Net income, on a non-GAAP basis, was $0.7 million, or $0.02 per diluted share, for the three months ended March 31, 2019, compared to $0.9 million, or $0.03 per diluted share, for the three months ended March 31, 2018. For a reconciliation between GAAP net loss and non-GAAP net income, and between GAAP diluted loss per share and non-GAAP diluted earnings per share, refer to Exhibits 7 and 8 below, respectively.

2019 Financial Guidance

As of today, the Company is amending its full year 2019 financial guidance. The Company now expect 2019 revenue to be between $119 million and $122 million.  This compares to the Company’s prior guidance of between $124 million and $126.5 million, which was previously issued on February 28, 2019.

The Company now expects to report full-year 2019 GAAP diluted earnings per share of approximately $0.00 to $0.02 and non-GAAP diluted earnings per share of approximately $0.19 to $0.21. This compares to the Company’s prior guidance of between $0.21 and $0.23, which was previously issued on February 28, 2019.

The Company may incur charges, realize gains, or experience other events in 2019 that could cause actual results to vary from this guidance. Refer to Exhibit 9 below for a reconciliation between the GAAP diluted loss per share and non-GAAP diluted earnings per share guidance.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer, and Kam Unninayar, Chief Financial Officer, of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-888-771-4371, or international: 1-847-585-4405, and referencing the conference ID# 48562692.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through May 9, 2019.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/ and click “remind me”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted revenue, adjusted gross profit, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenue and income have excluded certain revenue and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, gains or losses from divestitures, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted revenue, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the Three months ended March 31, 2019 and 2018 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; the Company’s failure to successfully integrate acquired businesses or technologies, including DSI; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; newly enacted U.S. government tax reform; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company's inability to manage its growth; competition from the Company's competitors; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; information security incidents or cybersecurity breaches; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of Biostage, Inc., f/k/a Harvard Apparatus Regenerative Technology, Inc., or Biostage, to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2019	2018
Assets

Cash and cash equivalents	$5,030	$8,173
Trade receivables	18,788	21,463
Inventories	26,557	25,087
Property, plant and equipment	5,582	5,898
Goodwill and other intangibles	101,594	103,068
Other assets	13,785	4,924
Total assets	$171,336	$168,613

Liabilities and Stockholders' Equity

Total liabilities	$90,987	$85,889
Stockholders’ equity	80,349	82,724
Total liabilities and stockholders’ equity	$171,336	$168,613

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018

Revenues	$28,202	$26,759
Cost of revenues	12,048	13,490
Gross profit	16,154	13,269

Sales and marketing expenses	6,306	5,646
General and administrative expenses	5,649	5,384
Research and development expenses	2,735	2,402
Amortization of intangible assets	1,430	1,103
Total operating expenses	16,120	14,535

Operating income (loss)	34	(1,266)

Other expense:
Foreign exchange	(179)	(347)
Interest expense, net	(1,405)	(894)
Other expense, net	(244)	(2,738)
Other expense, net	(1,828)	(3,979)

Loss from continuing operations before income taxes	(1,794)	(5,245)
Income tax expense	576	605
Loss from continuing operations	(2,370)	(5,850)
Discontinued operations
Income from discontinued operations	-	913
Income tax benefit	-	(873)
Income from discontinued operations, net of tax	-	1,786
Net loss	$(2,370)	$(4,064)

Loss per share:
Basic loss per common share from continuing operations	$(0.06)	$(0.16)
Discontinued operations	-	0.05
Basic loss per common share	$(0.06)	$(0.11)

Diluted loss per common share from continuing operations	$(0.06)	$(0.16)
Discontinued operations	-	0.05
Diluted loss per common share	$(0.06)	$(0.11)

Weighted average common shares:
Basic	37,645	35,463

Diluted	37,645	35,463

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018

Cash flows from operations:
Net loss	$(2,370)	$(4,064)
Changes in assets and liabilities	1,742	4,149
Other adjustments to operating cash flows	2,638	363
Net cash provided by operating activities	2,010	448

Investing activities:
Additions to property, plant and equipment	(143)	(493)
Acquisitions, net of cash acquired	-	(67,413)
Dispositions, net of cash sold	-	15,730
Other investing activities	(9)	(13)
Net cash used in investing activities	(152)	(52,189)

Financing activities:
Proceeds from issuance of debt	-	67,000
Repayments of debt	(4,583)	(14,047)
Other financing activities	(421)	(1,709)
Net cash (used in) provided by financing activities	(5,004)	51,244

Effect of exchange rate changes on cash	3	755
(Decrease) increase in cash and cash equivalents	(3,143)	258
Cash and cash equivalents at the beginning of period	8,173	5,733
Cash and cash equivalents at the end of period	$5,030	$5,991

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018	Change (%)

GAAP revenue	$28,202	$26,759	5%

Adjustments:

Denville revenue reported within discontinued operations	-	893	-100%

Deferred revenue valuation adjustments on acquisition	26	52	-50%

Non-GAAP adjusted revenue	$28,228	$27,704	2%

Foreign exchange effect on Non-GAAP adjusted revenue			-3%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018

GAAP gross profit	$16,154	$13,269

Adjustments:

Denville Non-GAAP adjusted gross profit	-	360

Deferred revenue valuation charges on acquisition	26	52

Inventory valuation step-up charges on acquisition	-	1,492

Depreciation of fixed asset step-up on acquisition	31	-

Severance and restructuring charges	1	14

Stock-based compensation expense	14	11

Non-GAAP adjusted gross profit	$16,226	$15,198

GAAP gross profit percentage	57.3%	49.6%

Non-GAAP adjusted gross profit percentage	57.5%	54.9%

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018

GAAP operating income (loss)	$34	$(1,266)

Adjustments:

Amortization of intangible assets	1,430	1,103

Denville Non-GAAP adjusted operating income	-	17

Deferred revenue valuation charges on acquisition	26	52

Inventory valuation step-up charges on acquisition	-	1,492

Depreciation of fixed asset step-up on acquisition	94	-

Severance and restructuring charges	342	218

Stock-based compensation expense	587	862

Non-GAAP adjusted operating income	$2,513	$2,478

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018

GAAP net loss	$(2,370)	$(4,064)

Adjustments:

Amortization of intangible assets	1,430	1,103

Denville Non-GAAP adjustments included in discontinued operations (A)	-	(896)

Deferred revenue valuation charges on acquisition	26	52

Inventory valuation step-up charges on acquisition	-	1,492

Depreciation of fixed asset step-up on acquisition	94	-

Severance and restructuring charges	342	218

Acquisition, disposition and integration costs	153	2,675

Stock-based compensation expense	587	862

Income taxes (B)	399	(512)

Non-GAAP adjusted net income	$661	$930

(A) For the three months ended March 31, 2018, the Non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $1,227 gain on sale, $47 in amortization of intangible assets, $132 in disposition costs, and $150 in stock-based compensation expense.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended
	March 31,
	2019	2018

GAAP diluted loss per common share	$(0.06)	$(0.11)

Adjustments:

Amortization of intangible assets	0.04	0.03

Denville Non-GAAP adjustments included in discontinued operations	-	(0.03)

Inventory valuation step-up charges on acquisition	-	0.04

Severance and restructuring charges	0.01	0.01

Acquisition, disposition and integration costs	-	0.08

Stock-based compensation expense	0.02	0.02

Income taxes (A)	0.01	(0.01)

Non-GAAP adjusted diluted earnings per common share	$0.02	$0.03

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2019 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.00 - 0.02

Adjustments:

Amortization of intangible assets	0.15

Depreciation of fixed asset step-up on acquisition	0.01

Severance and restructuring charges	0.01

Stock-based compensation expense	0.07

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share (A)	$0.19 - 0.21

(A) This guidance excludes, among other things, the impact of future acquisitions, acquisition costs, restructuring charges, or other one time charges.

(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform, in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

CONTACTS: Corey Manchester Corporate Controller Tel: 508 893 8999 Fax: 508 429 8478